Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Brian R. Niccol, the Chairman and Chief Executive Officer of Chipotle Mexican Grill, Inc. (the “Registrant”) and John R. Hartung, the Chief Financial and Administrative Officer of the Registrant, each hereby certifies that, to the best of his knowledge:
1.The Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2024, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.
Date: July 25, 2024

/s/ Brian R. Niccol	/s/ John R. Hartung
Brian R. Niccol	John R. Hartung
Chairman and Chief Executive Officer (Principal Executive Officer)	Chief Financial and Administrative Officer (Principal Financial Officer)